Exhibit 10.19

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT (this “Agreement”) is entered into as of January 31, 2008 by and between Manhattan Pharmaceuticals, Inc., a Delaware corporation (“MHA”) and Nordic Biotech Venture Fund II K/S, a Danish limited liability partnership (“Nordic”).

WITNESSETH:

WHEREAS, MHA and Nordic wish to enter into a joint venture arrangement by which Nordic contributes capital to a newly formed limited partnership known as Hedrin Pharmaceuticals K/S or such other name as is selected by MHA and Nordic (“Newco”), and MHA assigns and contributes the Assets (as defined below) to Newco;

WHEREAS, upon the consummation of the transactions contemplated by the Contribution Agreement (as defined below), and the execution and delivery by each of MHA and Nordic of the Partnership Agreement, MHA will own 50% of the partnership shares of Newco and Nordic will own 50% of the partnership shares of Newco (as such interest may be constituted from time to time, including as reduced pursuant to the terms hereof, the “Nordic Interest”);

WHEREAS, MHA desires to grant to Nordic a put option with respect to the Nordic Interest, and Nordic desires to grant to MHA a call option with respect to the Nordic Interest, each in accordance with the terms and conditions of this Agreement, which shall be effective as of the Closing Date (as defined below); and

WHEREAS, in consideration of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, MHA will (i) grant a warrant to purchase the Warrant Shares (as defined below) to Nordic and (ii) nominate a Nordic representative to MHA’s board of directors.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. The following terms shall have the following meanings given to them:

“Additional Agreements” means the Contribution Agreement, the Partnership Agreement, the Services Agreement, the Warrant, the Registration Rights Agreement and any officer’s certificate delivered at the Closing.

“Adjusted Transaction Price” means the Transaction Price as adjusted in accordance with Section 5 hereof.

“Assets” means that term as defined in the Contribution Agreement.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other governmental action to close.

“Call Closing” shall have the meaning set forth in Section 4.3 of this Agreement.

“Call Closing Date” shall have the meaning set forth in Section 4.3 of this Agreement.

“Call Consideration” means a number of shares of Common Stock determined in accordance with the following formula:

(Investment Amount)*(1 - Call Reduction Factor)
(Adjusted Transaction Price)

“Call Event” means the occurrence of thirty consecutive business days on which the closing sale price of the Common Stock as reported on the Trading Market exceeds seven and a half times the Transaction Price (the “Threshold Price”).

“Call Notice” shall have the meaning set forth in Section 4.1 of this Agreement.

“Call Option” shall have the meaning set forth in Section 4.1 of this Agreement.

“Call Reduction Factor” shall have the meaning set forth in Section 4.3 of this Agreement.

“Common Stock” means the common stock of MHA, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of MHA which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Contribution Agreement” means that certain Assignment and Contribution Agreement to be entered into by and between MHA and Nordic in the form attached hereto as Exhibit A.

“Conversion Factor” means (i) 1.00 at such time as Nordic Distributions are less than the Investment Amount, (ii) 1.25 at such time as Nordic Distributions are less than two times the Investment Amount but greater than or equal to the Investment Amount, (iii) 1.50 at such time as Nordic Distributions are less than three times the Investment Amount but greater than or equal to two times the Investment Amount, (iv) 2.00 at such time as Nordic Distributions are less than four times the Investment Amount but greater than or equal to three times the Investment Amount, and (v) 3.00 at such time as Nordic Distributions are greater than or equal to four times the Investment Amount.

“Conversion Percentage” means the percentage of the Nordic Interest that Nordic chooses to put pursuant to the Put Option set forth in Section 3.1.

“Conversion Shares” means the shares of Common Stock issuable upon exercise of the Warrants, the Put Option and the Call Option.

“Disclosure Schedules” means the Disclosure Schedules of MHA delivered concurrently herewith.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of MHA pursuant to any stock or option plan in effect on the date hereof or hereafter duly adopted for such purpose by a majority of the non-employee members of the Board of Directors of MHA or a majority of the members of a committee of non-employee directors, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of MHA, but shall not include a transaction in which MHA is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) less than 50,000 shares of Common Stock (subject to adjustment for stock splits, stock combinations, and the like), in the aggregate, which do not otherwise meet the conditions of clauses (a), (b) or (c) of this definition.

“General Partner” means a Danish private limited company that is the general partner of Newco.

“Investment Amount” means $2,500,000 if the Milestone Payment has not occurred, and $5,000,000 if the Milestone Payment has occurred.

“Maximum Return Date” means the later to occur of (i) the date that is thirty days after the date that Nordic Distributions exceed five times the Investment Amount, and (ii) the date that is ten days after the Nordic Distributions exceed five times the Investment Amount and MHA has provided written notice thereof to Nordic.

“Milestone Payment” means the payment by Nordic of an additional $2,500,000 to Newco after the satisfaction of the Payment Milestone (as defined in the Contribution Agreement).

“Nordic Distributions” means aggregate dividends or distributions from Newco actually received by Nordic.

“Partnership Agreement” means the Limited Partnership Agreement to be entered into by Nordic, MHA and the General Partner in the form attached hereto as Exhibit B.

“Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

“Proceeding” means any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Put Consideration” means a number of shares of Common Stock determined in accordance with the following formula:

(Investment Amount)*(Conversion Percentage)
(Adjusted Transaction Price)*(Conversion Factor)

“Put Closing” shall have the meaning set forth in Section 3.2 of this Agreement.

“Put Closing Date” shall have the meaning set forth in Section 3.2 of this Agreement.

“Put Notice” shall have the meaning set forth in Section 3.1 of this Agreement.

“Put Option” shall have the meaning set forth in Section 3.1 of this Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into by and between MHA and Nordic in the form attached hereto as Exhibit C.

“Representative” means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“Securities” means, collectively, the Warrant and the Put Option.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means any day on which the principal national securities exchange on which the Common Stock is admitted to trading or listed is open for trading, or if there is no such exchange or market, then any day except Saturdays, Sundays or federal holidays.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted on the date in question.

“Transaction Price” means $0.14, as adjusted for stock dividends, combinations, stock splits, recapitalizations and reorganizations.

“Warrant Shares” means 7,142,857 shares of Common Stock.

2. Joint Venture Closing.

2.1 Closing Mechanics. The closing shall be held on February 18, 2008, or such earlier date as MHA and Nordic agree following the satisfaction or waiver of the closing conditions set forth in Section 2.3 hereof (the “Closing Date”). The Closing shall occur at the offices of MHA.

2.2 Deliveries.

(a) Upon satisfaction or waiver of all conditions of Nordic to the Closing, Nordic shall:

(i) execute and deliver the Partnership Agreement and capitalize Newco in accordance with the terms thereof;

(ii) execute and deliver the Shareholders Agreement attached hereto as Exhibit D and capitalize the General Partner in accordance with the terms thereof;

(iii) cause Newco to execute, deliver and perform under the Contribution Agreement;

(iv) cause Newco to execute and deliver the Services Agreement, in the form attached hereto as Exhibit E (the “Services Agreement”);

(v) execute and deliver the Registration Rights Agreement; and

(vi) pay US$150,000 to MHA in consideration of the right to the issuance of the Warrant in the form attached hereto as Exhibit F for the Warrant Shares (the “Warrant”) pursuant to Section 3.3.

(b) Upon satisfaction or waiver of all conditions of MHA to the Closing, MHA shall:

(i) execute and deliver the Partnership Agreement and capitalize Newco in accordance with the terms thereof;

(ii) execute and deliver the Shareholders Agreement attached hereto as Exhibit C and capitalize the General Partner in accordance with the terms thereof;

(iii) execute, deliver and perform under the Contribution Agreement;

(iv) execute and deliver the Services Agreement; and

(v) execute and deliver the Registration Rights Agreement.

2.2 Closing Conditions.

(a) MHA’s obligations in connection with the Closing hereunder are subject to the fulfillment on or prior to the Closing of the following conditions, which conditions may be waived at the option of MHA to the extent permitted by law:

(i) Representations and Warranties Correct. The representations and warranties made by Nordic in Section 7 hereof shall be true and correct when made, and shall be true and correct in all material respects (if not qualified by materiality) and all respects (if qualified by materiality) on and as of the Closing Date (except for any representation or warranty that speaks as of a specific date, which shall be true and correct as of such date).

(ii) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by Nordic on or prior to the Closing Date shall have been performed or complied with in all material respects.

(iii) Closing Certificate. MHA shall have received a certificate executed by an officer of Nordic certifying that each of the conditions described in Sections 2.2(a)(i) and (ii) of this Agreement have been satisfied as of the Closing Date.

(iv) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(b) Nordic’s obligations in connection with the Closing hereunder are subject to the fulfillment on or prior to the Closing of the following conditions, which conditions may be waived at the option of each Nordic to the extent permitted by law:

(i) Representations and Warranties Correct. The representations and warranties made by MHA in Section 8 hereof shall be true and correct when made, and shall be true and correct in all material respects (if not qualified by materiality) and all respects (if qualified by materiality) on and as of the Closing Date (except for any representation or warranty that speaks as of a specific date, which shall be true and correct as of such date).

(ii) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by MHA on or prior to the Closing Date shall have been performed or complied with in all material respects.

(iii) Closing Certificate. Nordic shall have received a certificate executed by the chief executive officer or chief financial officer of MHA certifying that each of the conditions described in Sections 2.2(b)(i) and (ii) of this Agreement have been satisfied as of the Closing Date.

(iv) No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(v) Legal Opinion. Nordic shall have received an opinion of counsel to MHA in a form reasonably acceptable to Nordic that contains the opinions set forth in Exhibit G.

(vi) Consent of Third Parties. MHA shall have received all requisite consents and approvals of all third parties whose consent or approval is required in order for each of MHA and Nordic to consummate the transactions contemplated by this Agreement.

(vii) Approval of MHA’s Board of Directors and Stockholders. MHA’s Board of Directors, and if necessary, MHA’s stockholders, shall have approved the transactions contemplated by this Agreement.

(viii) Due Diligence. The results of Nordic’s financial, technical and legal due diligence of MHA, the Securities and the Assets shall be satisfactory to Nordic in its commercially reasonable discretion.

(ix) Material Adverse Effect. There shall be no Material Adverse Effect, and since the date of this Agreement, there shall have been no Material Adverse Effect.

(x) Registration Rights. Any outstanding registration rights relating to MHA securities shall have been subordinated to the rights of Nordic under the Registration Rights Agreement.

(xi) Shareholder Notice. MHA shall have satisfied all of the requirements of Section 710(b) of the Amex Company Guide of the American Stock Exchange, if applicable, including the submission of the written application to the Exchange’s Listing Qualifications Department, the notice to MHA’s shareholders and the public announcement of the transaction.

3. Put Option.

3.1 At any time or times after the Closing Date and prior to the earlier of the Maximum Return Date and the tenth anniversary of the Closing Date, Nordic may, by written notice to MHA (the “Put Notice”), elect to sell to MHA (and MHA hereby agrees to purchase from Nordic) all or a part of the Nordic Interest, as specified in the Put Notice, for the Put Consideration (the “Put Option”).

3.2 The closing of the Put Option (the “Put Closing”) shall take place simultaneously with the receipt by MHA of the Put Notice together with certificates evidencing the portion of the Nordic Interest being put, together with assignments, duly executed in blank, in proper form to transfer such portion of the Nordic Interest. MHA will, no later than three Trading Days following the Put Closing, deliver or cause to be delivered to Nordic a certificate representing the Put Consideration to Nordic. If such shares do not require a legend in accordance with this Agreement, the certificates representing the Put Consideration shall be transmitted by the transfer agent of MHA to Nordic by crediting the account of Nordic’s prime broker with the Depository Trust Company System.

3.3 In the event that Nordic achieves its Put Option milestone by not exercising its Put Option, in whole or in part, on or before April 30, 2008, MHA shall within five (5) Business Days thereafter issue and deliver the Warrant to Nordic.

4. Call Option.

4.1 Upon the occurrence of a Call Event and prior to the fifth anniversary of the Closing Date, MHA may, by written notice to Nordic (the “Call Notice”), elect to purchase from Nordic (and Nordic hereby agrees to sell to MHA) portions of the Nordic Interest for the Call Consideration at the following rate (the “Call Option”):

(a) during the first thirty-day period following the occurrence of a Call Event, MHA may purchase up to 25% of the Nordic Interest;

(b)  during the second thirty-day period following the occurrence of a Call Event, MHA may purchase up to 50% of the Nordic Interest less that portion of the Nordic Interest previously purchased by MHA pursuant to Section 4.1(a);

(c) during the third thirty-day period following the occurrence of a Call Event, MHA may purchase up to 75% of the Nordic Interest less that portion of the Nordic Interest previously purchased by MHA pursuant to Section 4.1(a) or (b); and

(d) during the fourth thirty-day period following the occurrence of a Call Event, MHA may purchase up to 100% of the Nordic Interest less that portion of the Nordic Interest previously purchased by MHA pursuant to Section 4.1(a), (b) or (c).

4.2 Notwithstanding anything to the contrary contained herein, in order to exercise the Call Option, the closing sale price of the Common Stock as reported on the Trading Market must exceed the Threshold Price on each consecutive trading day from the date of occurrence of the Call Event until the date of delivery of the Call Notice.

4.3 Notwithstanding Section 4.1, Nordic may elect to reduce by a percentage specified by Nordic (the “Call Reduction Factor”) the amount of the Nordic Interest that may be called pursuant to the Call Option, by delivering to MHA, within fifteen days after receipt of the Call Notice, a written notice indicating the Call Reduction Factor and agreeing to one of the following: (i) that the amount of the Nordic Interest that may be put by Nordic shall be reduced by the same factor (i.e., the Call Reduction Factor), or (ii) that Nordic shall pay an amount, within fifteen days of the date of such notice, to MHA equal to $2,000,000 times the Call Reduction Factor.

4.4 The closing of the Call Option (the “Call Closing”) shall take place at the offices of MHA at 10:00 a.m. (Eastern Standard Time) on the date that is thirty (30) days from the date of the delivery of the Call Notice, or such earlier date as MHA and Nordic may agree (the “Call Closing Date”). At the Call Closing, Nordic will deliver to MHA any certificates evidencing the portion of the Nordic Interest being called, together with assignments, duly executed in blank, in proper form to transfer such portion of the Nordic Interest, and MHA shall provide certificates representing the Call Consideration to Nordic.

5. Adjustments to Transaction Price.

5.1  If MHA, at any time while either of the Put Option or the Call Option remains outstanding, shall sell or grant any option, warrant or right to purchase, or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the Transaction Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Transaction Price, such issuance shall be deemed to have occurred for less than the Transaction Price on such date of the Dilutive Issuance), then the Transaction Price shall be reduced and only reduced to equal the Base Share Price. If shares of Common Stock or Common Stock Equivalents are issued or sold together with other stock or securities or other assets of MHA for a consideration which covers both, the effective price per share shall be computed with regard to the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors, to be allocable to such Common Stock or Common Stock Equivalents. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued hereunder in respect of an Exempt Issuance.

5.2 MHA shall notify Nordic in writing, no later than the day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not MHA provides a Dilutive Issuance Notice pursuant to this Section, upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Transaction Price shall equal the Base Share Price regardless of whether Nordic accurately refers to the Base Share Price in the Put Notice or MHA accurately refers to the Base Share Price in the Call Notice.

6. Board Representation.

6.1 For so long as Nordic continues to have beneficial ownership of at least ten percent (10%) of the outstanding Common Stock of MHA (including shares of Common Stock issuable upon exercise of the Put Option, the Call Option and/or the Warrant), MHA shall provide Nordic written notice of any shareholder solicitation or action relating to the election of directors thirty (30) days prior to providing notice of any shareholder meeting or any written consent to MHA’s stockholders. After receipt of such notice, Nordic may, by written notice sent to MHA within ten (10) days of receipt of such notice, request that MHA nominate, and MHA shall nominate, for election to MHA’s Board of Directors (the “Board of Directors”), in connection with such shareholder solicitation or action, one candidate designated by Nordic (the “Nordic Designee”). In the event that Nordic shall desire to appoint a Nordic Designee otherwise than in connection with a shareholder solicitation or action relating to the election of directors, then as soon as practicable upon written notice from Nordic, MHA shall appoint a Nordic Designee to the Board of Directors. If MHA reasonably determines in good faith that any Nordic Designee fails to meet any of the criteria for service on the board of directors as set forth by applicable state law, the rules and regulations of the Securities and Exchange Commission or any exchange on which the securities of MHA are then listed, then MHA shall provide written notice of such determination (and the reasons therefor) to Nordic and provide Nordic the opportunity to either designate an alternative candidate or re-designate the original candidate if Nordic reasonably determines in good faith that MHA’s reasons are invalid.

6.2  For purposes of this Agreement, all shares held by an affiliate (as defined in Rule 405 promulgated under the Securities Act) of Nordic will be deemed to be owned by Nordic.

6.3 MHA shall use its best efforts (a) to cause to be voted the shares for which MHA’s management or the Board of Directors holds proxies or is otherwise entitled to vote in favor of the election of the Nordic Designee nominated pursuant to this Agreement; and (b) to cause the Board of Directors to recommend to its shareholders that they vote in favor of the Nordic Designee.

6.4 In the event that any Nordic Designee shall cease to serve as a director of MHA for any reason, the Board of Directors of MHA shall fill the vacancy resulting therefrom with another Nordic Designee, unless Nordic declines to designate a replacement Nordic Designee.

6.5 MHA shall provide the same compensation and rights and benefits of indemnity to the Nordic Designee as are provided to other non-employee directors.

6.6 MHA agrees that as of the Closing Date, the size of the Board of Directors shall be seven members, including the chief executive officer and the Nordic Designee (if a Nordic Designee shall have been appointed by such time).

7. Representations, Warranties and Covenants of Nordic.

Nordic hereby represents, warrants and covenants, now and as of the Closing Date, as the case may be, as follows:

7.1 Nordic has all requisite legal power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to carry out and perform its obligations under the terms of this Agreement.

7.2 This Agreement has been duly executed and delivered by Nordic and constitutes a legal, valid and binding obligation of Nordic enforceable against Nordic in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance with any of the provisions hereof will violate or conflict with the provisions of, or constitute a default under (or give rise to any right of termination, cancellation or acceleration under), any agreement, contract or other instrument to which Nordic is bound.

7.3 Neither the Securities nor the Conversion Shares have not been registered under the Securities Act, or any state securities laws, and, except as set forth in Registration Rights Agreement, MHA has no present or future obligation to register either the Securities or the Conversion Shares under the Securities Act or any state securities laws. Nordic understands that the offering and sale of the Securities hereunder is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, or not subject to such requirement, by virtue of Regulation S promulgated under the Securities Act, based, in part, upon the representations, warranties and agreements of Nordic contained in this Agreement.

7.4 Nordic has had access to all SEC Reports (as defined below) and has received all other documents from MHA requested by Nordic. Nordic has carefully reviewed the SEC Reports and all such other documents and understands the information contained therein.

7.5 Nordic has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of MHA concerning the offering and sale of the Securities and the business, financial condition, results of operations and prospects of MHA, and all such questions have been answered to the full satisfaction of Nordic. Neither such inquiries nor any other investigation conducted by or on behalf of Nordic or its representatives or counsel shall modify, amend or affect Nordic’s right to rely on the truth, accuracy and completeness of MHA’s representations and warranties contained in this Agreement.

7.6 In evaluating the suitability of an investment in MHA, Nordic has not relied upon any representation or other information (oral or written) other than as stated in this Agreement.

7.7 No Securities were offered or sold to Nordic by means of any form of general solicitation or general advertising, and in connection therewith Nordic did not: (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

7.8 Nordic has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transactions contemplated hereby.

7.9 Nordic has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities similar to the Securities so as to enable Nordic to utilize the information made available to it in connection with the transactions contemplated by this Agreement to evaluate the merits and risks of an investment in the Securities and MHA and to make an informed investment decision with respect thereto.

7.10 Nordic is not relying on MHA or any of its employees, officers or agents with respect to the legal, tax, economic and related considerations as to an investment in the Securities, and Nordic has relied on the advice of, or has consulted with, only his own advisors.

7.11 Nordic is acquiring the Securities solely for Nordic's own account for investment and not with a view to resale, assignment or distribution thereof, in whole or in part in violation of the Securities Act or any applicable state securities laws. Nordic has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Securities in violation of the Securities Act or any state securities laws and Nordic has no plans to enter into any such agreement or arrangement. Nordic will not engage in hedging transactions with respect to the Securities unless in compliance with the registration requirements of the Securities Act.

7.12 Nordic must bear the substantial economic risks of the investment in the Securities indefinitely because none of the Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Subject to the terms hereunder, legends shall be placed on the Securities to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in MHA’s stock books.

7.13 Nordic has adequate means of providing for its current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Securities for an indefinite period of time.

7.14 Nordic meets the requirements of the suitability standards for an “accredited investor” because Nordic is a corporation, partnership, limited liability company, limited liability partnership, other entity or similar business trust, not formed for the specific purpose of acquiring the Securities, with total assets excess of $5,000,000 or (ii) is a “non-US Person” that is a “qualified investor” as defined in the European Union Prospective Directive. Nordic further represents and warrants that it will notify and supply corrective information to MHA immediately upon the occurrence of any change occurring prior to MHA's issuance of the Securities that renders the representation made in the immediately preceding sentence. Nordic represents to MHA that any information which the undersigned has heretofore furnished under this Section 7.14 or furnishes to MHA pursuant to this Section 7.14 is complete and accurate and may be relied upon by MHA in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering and sale of the Securities.

7.15 Nordic is able to bear the economic risk of an investment in the Securities and, at the present time, has a sufficient net worth to sustain a complete loss of such investment in MHA in the event such a loss should occur. Nordic’s overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive.

8. Representations and Warranties of MHA.

MHA hereby represents and warrants as of the date of this Agreement, and as of the Closing Date, as the case may be, as follows, subject to the disclosure provided in a written disclosure schedule provided to Nordic as of the date of this Agreement, if any:

8.1 Organization, Good Standing and Qualification. MHA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted. MHA is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, operations, conditions (financial or otherwise), properties, assets, liabilities, or results of operations of MHA (a “Material Adverse Effect”). Other than Newco, MHA has no Subsidiaries. For purposes of this Section, “Subsidiary” means any corporation, partnership, limited liability company, association, or other business entity in which MHA owns or controls, directly or indirectly, any interest, including, without limitation, any joint venture, partnership, or similar arrangement.

8.2 Capitalization. The authorized capital stock of MHA consists of 150,000,000 shares of Common Stock and 1,500,000 shares of preferred stock. As of January 29, 2008, there were 70,624,232 shares of Common Stock issued and outstanding, all of which are duly authorized, validly issued, fully paid and non-assessable, and no shares of preferred stock outstanding. In addition, as of such date, there are 8,233,838 shares of Common Stock reserved for issuance pursuant to outstanding options and 8,869,454 shares of Common Stock reserved for issuance pursuant to outstanding warrants. All of the securities issued by MHA have been issued in accordance with all applicable federal and state securities laws. Other than as set forth above, there are no other options, warrants, calls, rights, commitments or agreements of any character to which MHA is a party or by which MHA is bound or obligating MHA to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of MHA or obligating MHA to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no preemptive rights or rights of first refusal or similar rights which are binding on MHA permitting any Person to subscribe for or purchase from MHA shares of its capital stock pursuant to any provision of law, MHA’s Certificate of Incorporation as in effect on the date hereof (the “Certificate of Incorporation”) or MHA’s By-laws, as in effect on the date hereof (the “By-laws”) or by agreement or otherwise. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement.

8.3 Authorization; Enforceability. MHA has all corporate right, power and authority to enter into this Agreement and the Additional Agreements, to consummate the transactions contemplated hereby and to carry out and perform its obligations under the terms of this Agreement and the Additional Agreements. All corporate action on the part of MHA, its directors and stockholders necessary for the (a) authorization execution, delivery and performance of this Agreement and the Additional Agreements by MHA; and (b) authorization, sale, issuance and delivery of the Securities and the Conversion Shares contemplated hereby and the performance of MHA's obligations hereunder has been taken (or, with respect to the Additional Agreements, will have been taken prior to the Closing). This Agreement has been, and the Additional Agreements will be prior to Closing, duly executed and delivered by MHA, and this Agreement constitutes, and the Additional Agreements will constitute prior to Closing, legal, valid and binding obligations of MHA, enforceable against MHA in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. The Securities, when issued and fully paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. The Conversion Shares, when issued in accordance with the terms of the Warrant, the Put Option or the Call Option, as the case may be, will be validly issued, full paid and non-assessable. The issuance and sale of the Securities and the Conversion Shares contemplated hereby will not give rise to any preemptive rights or rights of first refusal on behalf of any person which have not been waived.

8.4 No Conflict; Governmental Consents.

(a) Except as would not reasonably be expected to have a Material Adverse Effect, the execution and delivery by MHA of this Agreement and the Additional Agreements, the consummation of the transactions contemplated hereby and the compliance with any of the provisions hereof will not result in the violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which MHA is bound, or of any provision of the Certificate of Incorporation or By-Laws of MHA, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under (or give rise to any right of termination, cancellation or acceleration under), any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which MHA is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of MHA.

(b) Other than the approval of the American Stock Exchange, no consent, approval, authorization or other order of any governmental authority or other third party is required to be obtained by MHA in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities and the Conversion Shares except such filings as may be required to be made with the SEC and with any state or foreign blue sky or securities regulatory authority relating to an exemption from registration thereunder.

8.5 Licenses. Except as would not reasonably be expected to have a Material Adverse Effect, MHA has sufficient licenses, permits and other governmental authorizations currently required for the conduct of its business or ownership of properties and is in all material respects complying therewith.

8.6 Litigation. There is no pending, or to MHA’s knowledge, threatened legal or governmental proceedings against MHA which (a) adversely questions the validity of this Agreement or any agreements related to the transactions contemplated hereby or the right of MHA to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby or (b) could, if there were an unfavorable decision, have a Material Adverse Effect. There is no action, suit, proceeding or investigation by MHA currently pending in any court or before any arbitrator or that MHA intends to initiate.

8.7 Investment Company. MHA is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

8.8 Financial Statements; SEC Reports. The financial statements of MHA included in the SEC Reports (as amended) (the “Financial Statements”) fairly present in all material respects the financial condition and position of MHA at the dates and for the periods indicated, have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods covered thereby, except as may be otherwise specified in such Financial Statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of MHA as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since the date of the most recent balance sheet included as part of the Financial Statements and except as disclosed in the SEC Reports, there has not been: (i) any change in the business, conditions (financial or otherwise), properties, assets, liabilities, or results of operations of MHA from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; or (ii) any other event or condition of any character that, either individually or cumulatively, would reasonably be expected to have a Material Adverse Effect, except for the expenses incurred in connection with the transactions contemplated by this Agreement. MHA has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since February 1, 2006 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

8.9 Title to Properties and Assets; Liens, Etc. MHA has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent; (b) liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of MHA; (c) those that have otherwise arisen in the ordinary course of business; and (d) those that would not reasonably be expected to have a Material Adverse Effect. MHA is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

8.10 Compliance. MHA (a) neither is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by MHA under), nor has MHA received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is not in violation of any order of any court, arbitrator or governmental body, and (c) is not and has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of each of (a), (b), and (c) as could not have a Material Adverse Effect.

8.11 Obligations to Related Parties. There are no obligations of MHA to officers, directors, stockholders, or employees of MHA other than (a) for payment of salary or other compensation for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of MHA, (c) standard indemnification provisions in the certificate of incorporation and by-laws, and (d) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of MHA). Except as may be disclosed in the Financial Statements, MHA is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

8.12 Employee Relations; Employee Benefit Plans. MHA is not a party to any collective bargaining agreement or union contract. MHA believes that its relations with its employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) of MHA has notified MHA that such officer intends to leave MHA or otherwise terminate such officer's employment with MHA. MHA is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the Memorandum, MHA does not maintain any compensation or benefit plan, agreement, arrangement or commitment (including, but not limited to, “employee benefit plans”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) for any present or former employees, officers or directors of MHA or with respect to which MHA has liability or makes or has an obligation to make contributions, other than any such plans, agreements, arrangements or commitments made generally available to MHA’s employees.

8.13 Environmental Laws. MHA (i) is in compliance with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

8.14 Tax Status. MHA (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (c) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of MHA know of no basis for any such claim.

8.15 Proprietary Rights. MHA owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trade names, corporate names, copyrights, trade secrets, licenses, inventions, formulations, technology and know-how and other intangible property used in the conduct of its business (the “Proprietary Rights”). MHA has not received any notice of, and there are no facts known to MHA that reasonably indicate the existence of (a) any infringement or misappropriation by any third party of any of the Proprietary Rights or (b) any claim by a third party contesting the validity of any of the Proprietary Rights. MHA has not received any notice of any infringement, misappropriation or violation by MHA or any of its employees of any Proprietary Rights of third parties.

8.16 Insurance. MHA is insured by insurers of recognized financial responsibility against such losses and risks, including, without limitation, products liability, and in such amounts as are prudent and customary in the businesses in which MHA is engaged, including, but not limited to, directors and officers insurance coverage at least equal to $5.0 million. To the best knowledge of MHA, such insurance contracts and policies are accurate and complete. MHA has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for MHA’s line of business.

8.17 Private Placement. Assuming the accuracy of Nordic’s representations and warranties set forth in Section 7, no registration under the Securities Act is required for the offer and sale of the Securities and the Conversion Shares by MHA to Nordic as contemplated hereby. The issuance and sale of the Securities and the Conversion Shares hereunder does not contravene the rules and regulations of the Trading Market.

8.18 Registration Rights. Other than Nordic, no Person has any right to cause MHA to effect the registration under the Securities Act of any securities of MHA.

8.19 Solvency and Indebtedness. Based on the financial condition of MHA, (a) MHA’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of MHA’s existing debts and other liabilities (including known contingent liabilities) as they mature; (b) MHA’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by MHA, and projected capital requirements and capital availability thereof; and (c) the current cash flow of MHA, together with the proceeds MHA would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. MHA does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). MHA has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. MHA is being operated pursuant to a budget which has been provided to, and reviewed by Nordic. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of MHA, or for which MHA has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in MHA’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. MHA is not in default with respect to any Indebtedness.

8.20 Clinical Studies. MHA has provided or will provide (i) all communications to the Food and Drug Administration (the “FDA”) of any adverse events with respect to any clinical or pre-clinical studies, tests or research that are described in the SEC Reports or the results of which are referred to in the SEC Reports, and (ii) any notices or other correspondence from the FDA or any other foreign, federal, state or local governmental or regulatory authority with respect to any clinical or pre-clinical studies, tests or research that are described in the SEC Reports or the results of which are referred to in the SEC Reports which require the termination, suspension, delay or modification of such studies, tests or research, otherwise require MHA to engage in any remedial activities with respect to such studies, test or research, or threaten to impose or actually impose any fines or other disciplinary actions, in the case of each of (i) and (ii) as such communications, notices or other correspondence relate to the Assets.

8.21 Disclosure. The representations and warranties made by MHA herein (as modified by the Disclosure Schedule) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made herein, in light of the circumstances under which they were made, not misleading.

8.22 Absence of Certain Changes. Since September 30, 2007, there has been no material adverse change in the business, operations, conditions (financial or otherwise), prospects, assets or results of operations of MHA.

8.23 Other Representations and Warranties. The representations and warranties of MHA in the Additional Agreements will be true and correct when made.

9. Other Agreements of the Parties.

9.1Transfer Restrictions.

(a) The Securities and the Conversion Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities or the Conversion Shares other than pursuant to an effective registration statement or Rule 144, to MHA or to an affiliate of Nordic or in connection with a pledge as contemplated in Section 9.1(b), MHA may require the transferor thereof to provide to MHA an opinion of counsel selected by the transferor and reasonably acceptable to MHA, the form and substance of which opinion shall be reasonably satisfactory to MHA, to the effect that such transfer does not require registration of such transferred Securities or Conversion Shares under the Securities Act.

(b)Nordic agrees to the imprinting, so long as is required by this Section 9.1(b), of a legend on any of the Securities or Conversion Shares in the following form:

THESE SHARES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO MHA. THESE SHARES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

MHA acknowledges and agrees that Nordic may from time to time pledge or grant a security interest in some or all of the Securities or Conversion Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, Nordic may transfer pledged or secured Securities or Conversion Shares to the pledgees or secured parties. So long as it complies in all respects with applicable state and federal securities laws, such a pledge or transfer would not be subject to approval of MHA and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At Nordic’s expense, MHA will execute and deliver such reasonable documentation as a pledgee or secured party of Securities or Conversion Shares may reasonably request in connection with a pledge or transfer of the Securities or Conversion Shares, including, if the Securities or Conversion Shares are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c)Certificates evidencing the Securities and the Conversion Shares shall not contain any legend (including the legend set forth in Section 9.1(b)), (i) following the resale of the Securities or Conversion Shares pursuant to an effective registration statement covering the resale of such security under the Securities Act, or (ii) following any sale of such Securities or Conversion Shares pursuant to Rule 144 (assuming the transferor is not an Affiliate of MHA), or (iii) if such Securities or Conversion Shares are eligible for sale under Rule 144 without volume restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act and the rules and regulations promulgated thereunder (including judicial interpretations and pronouncements issued by the staff of the SEC). MHA agrees that at such time as such legend is no longer required under this Section 9.1(c), it will, no later than three Trading Days following the delivery by Nordic to MHA or MHA’s transfer agent of a certificate representing Securities or Conversion Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to Nordic a certificate representing such shares that is free from all restrictive and other legends. MHA may not make any notation on its records or give instructions to any transfer agent of MHA that enlarge the restrictions on transfer set forth in this Section. Certificates for the Securities or Conversion Shares subject to legend removal hereunder shall be transmitted by the transfer agent of MHA to Nordic by crediting the account of Nordic’s prime broker with the Depository Trust Company System.

9.2 Furnishing of Information.

(a)As long as Nordic owns Securities or Conversion Shares, MHA covenants as follows: (i) MHA shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by MHA after the date hereof pursuant to the Exchange Act, and (ii) all such reports filed by MHA after the date hereof pursuant to the Exchange Act shall comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of such reports, when filed, shall contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)As long as Nordic owns Securities or Conversion Shares, if MHA is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to Nordic and make publicly available in accordance with Rule 144 such information as is required for Nordic to sell the Securities or Conversion Shares under Rule 144. MHA further covenants that it will take such further action as Nordic may reasonably request, all to the extent required from time to time to enable Nordic to sell Securities or Conversion Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

9.3 Integration. MHA shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities or the Conversion Shares in a manner that would require the registration under the Securities Act of the sale of the Securities or the Conversion Shares to Nordic or that would be integrated with the offer or sale of the Securities or the Conversion Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval of the sale of the Securities or the Conversion Shares to Nordic unless stockholder approval is obtained before the closing of such subsequent transaction.

9.4 Confidentiality; Required Disclosure.

(a) Each party agrees, and will cause its affiliates, to keep confidential and not to publish (by press release, press interview, or otherwise) or otherwise divulge or use for its own benefit or for the benefit of any third party any information of a confidential or proprietary nature furnished to it by the other party, or the existence and terms of this Agreement or the Additional Agreements or the existence or results of the parties’ collaboration hereunder or thereunder, without the prior written approval of the other party, except to those of such party’s employees and representatives as may need to know such information for purposes of the transactions contemplated by the parties’ agreements, and except as required by applicable law or by obligations pursuant to any listing agreement with or rules of any Trading Market. In the event of any such required disclosure, including the filings described in Section 9.4(b) below, the disclosing party will (i) provide the other party with written notice of the required disclosure at least 48 hours in advance of such disclosure, and (ii) limit such disclosure to the minimum required under the applicable law or obligations, whether through a request for confidential treatment or otherwise. The confidentiality obligation described above shall not apply to information of the other party which: was already known by the recipient prior to the time of its disclosure by the disclosing party to the recipient; is publicly available or later becomes publicly available through no fault of the recipient; or is disclosed to the recipient by a third party having no similar confidentiality obligation. This obligation shall terminate three years after execution of this Agreement.

(b) MHA shall (i) timely file with the SEC a Current Report on Form 8-K with respect to the transactions contemplated by this Agreement and the Additional Agreements, and (ii) make such other filings and notices in the manner and time required by the SEC and the Trading Market, provided, in the case of a filing or notice described in clause (i) or (ii) above, that the information contained in such filing or notice is limited to the information necessary in order for MHA to comply with the Exchange Act and the regulations promulgated thereunder or the other applicable legal or Trading Market obligations.

9.5 Indemnification of Nordic. Subject to the provisions of this Section 9.5, MHA will indemnify and hold Nordic and its directors, officers, stockholders, members, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations and warranties, when made, or the covenants or agreements made by MHA in this Agreement and the Additional Agreements or (b) any action instituted against Nordic or its Affiliates, or in which Nordic becomes involved in any capacity, by any stockholder of MHA who is not an Affiliate of Nordic, with respect to any of the transactions contemplated by the Agreement or the Additional Agreements (unless such action is based upon a breach of Nordic’s representations, warranties or covenants under the Agreement or the Additional Agreements or any agreements or understandings Nordic may have with any such stockholder or any violations by Nordic of state or federal securities laws or any conduct by Nordic which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify MHA in writing, and MHA shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (a) the employment thereof has been specifically authorized by MHA in writing, (b) MHA has failed after a reasonable period of time to assume such defense and to employ counsel or (c) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of MHA and the position of such Purchaser Party. MHA will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without MHA’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by Nordic in this Agreement or in Additional Agreements. MHA shall not approve the settlement of any claims against a Purchaser Party without the written consent of the Purchaser Party, unless such settlement holds such Purchaser Party harmless and releases the Purchaser Party from all claims.

9.7 Reservation of Common Stock. MHA shall maintain a reserve, free of preemptive rights, from its duly authorized shares of Common Stock for issuance pursuant to the Agreement in such amount as may be required to fulfill its obligations under the Agreement in full, including the issuance of Conversion Shares.

9.8 Formation of Newco and General Partner. Prior to the Closing, MHA and Nordic shall cooperate in entering into such agreements and filing such certificates as are necessary to properly form Newco as a Danish limited partnership and the General Partner as a Danish private limited company, including, without limitation, by the filing of the Articles of Association of Newco, and the Articles of Association and Memorandum of Association of the General Partner, all in the form attached to the Partnership Agreement, with the Danish Commerce and Companies Agency.

10. Miscellaneous.

10.1 Termination. This Agreement may be terminated by Nordic by written notice to MHA, if the Closing has not been consummated on or before February 18, 2008.

10.2 Fees and Expenses. All fees and expenses incurred by MHA in connection with the transactions contemplated by this Agreement shall be borne by MHA. All fees and expenses incurred by Nordic in connection with the transactions contemplated by this Agreement shall be borne by MHA to the extent that such fees and expenses to do not exceed $125,000, and by Nordic thereafter. Nordic acknowledges that it has received $60,000 from MHA as an advance on fees and expenses. Nordic agrees to submit evidence of additional fees and expenses to MHA in order to request additional advances, and MHA agrees to make such advances for up to an additional $65,000. Nordic is under no obligation to return any portion of any advance made unless the Closing does not occur, in which case Nordic agrees to return to MHA the portion of advances made, if any, in excess of Nordic’s actual fees and expenses.

10.3 Entire Agreement. The Agreement and the Additional Agreements, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

10.4 Notices. Any notice, demand, offer or other written instrument (“Notice”) required or permitted to be given shall be in writing signed by the party giving such Notice and shall be hand delivered or sent, postage prepaid, by certified or registered mail, return receipt requested, or by overnight delivery such as Federal Express, addressed as follows:

If to MHA:	Manhattan Pharmaceuticals, Inc.
810 Seventh Avenue, 4th Floor
New York, NY 10019
Fax: (212) 582-3957
Attn: Chief Financial Officer
Email: mgmcguinness@manhattanpharma.com

with a copy to:	Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07068
Telephone: (973) 597-2500
Fax: (973) 597-2400
Attn: Anthony O. Pergola
Email: apergola@lowenstein.com

If to Nordic:	Nordic Biotech Advisors
Østergade 5, 3rd floor
DK-1100 Copenhagen K
Denmark
Attn: Florian Schönharting
Fax: (978) 448-3145
Email: fs@nordicbiotech.com
With a copy to: John M. Barberich
Email: jmb@nordicbiotech.com

with a copy to:	Nutter, McClennen & Fish LLP
World Trade Center West
155 Seaport Boulevard
Boston, MA 02210
Fax: (617) 310-9000
Attn: James E. Dawson, Esq.
Email: jdawson@nutter.com

Any party shall have the right to change the place to which such Notice shall be sent or delivered by similar notice sent in like manner to all other parties hereto.

10.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by MHA and Nordic or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

10.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

10.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. MHA may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Nordic.

10.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 9.6.

10.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the Additional Agreements shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof, except to the extent that the application of the General Corporation Law of the State of Delaware is mandatorily applicable. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal and state courts sitting in the state of New York in any action or proceeding arising out of or relating to this Agreement, the Additional Agreements or the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees, on behalf of itself and on behalf of such party’s successors and permitted assigns, that all claims in respect of such action or proceeding shall be heard and determined in any such court and irrevocably waives any objection such person may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

10.10 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities and Conversion Shares.

10.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

10.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

10.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Nordic and MHA will be entitled to specific performance under this Agreement and the Additional Agreements. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

10.14 Payment Set Aside. To the extent that MHA makes a payment or payments to Nordic pursuant to this Agreement or the Additional Agreements or Nordic enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to MHA, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

MHA:

MANHATTAN PHARMACEUTICALS, INC.

By:	/s/ Michael McGuinness
Name:
Title:	CFO

NORDIC:

NORDIC BIOTECH VENTURE FUND II K/S

By:	/s/ Florian Schonharting
Name:
Title:	Partner

By:	/s/ Christian Hansen
Name:
Title:	Partner

Address:	Østergade 5, 3rd floor
DK-1100 Copenhagen K
Denmark

DISCLOSURE SCHEDULES
DATE JANUARY 31, 2008
TO JOINT VENTURE AGREEMENT

Schedule 8.6 (Litigation)

Swiss Pharma Contract LTD (“Swiss Pharma”), a clinical site that MHA used in one of its obesity trials, gave notice to MHA that Swiss Pharma believes it is entitled to receive an additional payment of $322,776 for services in connection with that clinical trial. While the contract between MHA and Swiss Pharma provides for additional payments if certain conditions are met, Swiss Parma has not specified which conditions they believe have been achieved and MHA does not believe that Swiss Pharma is entitled to additional payments and has not accrued any of these costs as of September 30, 2007. The contract between MHA and Swiss Pharma provides for arbitration in the event of a dispute, such as this claim for an additional payment. Swiss Pharma has filed a demand for arbitration. As MHA does not believe that Swiss Pharma is entitled to additional payments, it intends to defend its position in arbitration.

Schedule 8.22 (Absence of Certain Changes)

MHA's cash balance as of January 31, 2008, is approximately $250,000.